UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2004

MELT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-109990
(Commission File Number)

45-0925451
(IRS Employer Identification No.)

14 John Dykes Avenue, Vaucluse, NSW, Australia 2030
(Address of principal executive offices and Zip Code)

011-61-421-348-610
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Fair Disclosure.

On May 12, 2004, we closed a private placement resulting in gross proceeds of $465,000. We have issued 930,000 units at a price of $0.50 per unit. Each unit consists of a share and a non-transferable share purchase warrant. Each warrant will entitle the holder to purchase an additional share in the capital of our company at price of $0.75 per common share for a period of three years from the date of closing. The proceeds will be used for general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin________________
Clive Barwin, President & CEO

Date: May 17, 2004